Exhibit 99.2

DIRECTORS RESOLUTIONS

OF

CHARMT, INC.

(the “Company”)

WHEREAS:

A.	Gediminas Knyzelis has consented to step down as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a Member of the Board of Directors of the Company.
B.	ZHOU XUAN has consented to act as the new President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	Gediminas Knyzelis stepped down as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a Member of the Board of Directors of the Company.
D.	ZHOU XUAN has consented to act as the new President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board of Directors of the Company.

Effective date: June 27, 2022

__/s/ Gediminas Knyzelis __________________

Gediminas Knyzelis

__/s/ ZHOU XUAN __________________

ZHOU XUAN